THORNBURG INVESTMENT TRUST 485BPOS

Exhibit 99.(a)(43)

THORNBURG INVESTMENT TRUST

FORTY-SECOND AMENDMENT AND SUPPLEMENT TO

AGREEMENT AND DECLARATION OF TRUST

THIS FORTY-SECOND AMENDMENT AND SUPPLEMENT is made by Garrett Thornburg, Lisa Black, Sally Corning, David L. Gardner, Brian J. McMahon, Patrick J. Talamantes, Owen D. Van Essen and James W. Weyhrauch (the “Trustees”).

The Trust was formed on June 3, 1987 by an Agreement and Declaration of Trust - Limited Term Trust dated June 3, 1987 (the “Declaration of Trust”). The Trustees created a series, Thornburg Value Fund, by the execution of a Corrected Tenth Amendment and Supplement to Agreement and Declaration of Trust, effective as of June 7, 1997. The Trustees created a series, Thornburg Growth Fund, by the execution of a Fourteenth Amendment and Supplement to Agreement and Declaration of Trust, effective as of September 15, 2000. The Trustees changed the name of the Thornburg Growth Fund to “Thornburg Core Growth Fund” by the execution of a Fifteenth Amendment and Supplement to Agreement and Declaration of Trust, effective as of December 21, 2000. The Trustees changed the name of the Thornburg Value Fund to “Thornburg Small/Mid Cap Core Fund” and the name of the Thornburg Core Growth Fund to “Thornburg Small/Mid Cap Growth Fund” by the execution of the Thirty-Sixth Amendment and Supplement to Agreement and Declaration of Trust, effective as of July 9, 2020. Section 11.7 of the Declaration of Trust permits the Trustees to make certain amendments to the Declaration of Trust.

Accordingly, by execution of this Amendment and Supplement, the Trustees change the name of the Thornburg Small/Mid Cap Core Fund to “Thornburg American Opportunities Fund,” and change the name of the Thornburg Small/Mid Cap Growth Fund to “Thornburg Focus Growth Fund,” such name changes to take effect on March 23, 2026.

The Trustees effect this Amendment and Supplement as of March 4, 2026, though the name changes effected by this Amendment and Supplement will not take effect until March 23, 2026. The Trustees also execute and direct the Trust’s president to file, or cause to be filed, this Amendment and Supplement in the appropriate governmental offices.

[Signatures Appear on Following Page]

/s/ Garrett Thornburg

Garrett Thornburg

/s/ Lisa Black

Lisa Black

/s/ Sally Corning

Sally Corning

/s/ David L. Gardner

David L. Gardner

/s/ Brian J. McMahon

Brian J. McMahon

/s/ Patrick J. Talamantes

Patrick J. Talamantes

/s/ Owen D. Van Essen

Owen D. Van Essen

/s/ James W. Weyhrauch

James W. Weyhrauch

[Signature Page - Forty-Second Amendment and Supplement to Agreement and Declaration of Trust]